CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of Franklin Federal Money Fund on Form N-1A (File No. 2-67480) of our report dated July 30, 1998 on our audit of the financial statements and financial highlights of Franklin Federal Money Fund for the year ended June 30, 1998 and our report dated July 30, 1998 on our audit of the financial statements and financial highlights of The Money Market Portfolios for the year ended June 30, 1998.



                                  PricewaterhouseCoopers LLP
                                  /s/PricewaterhouseCoopers LLP




San Francisco, California
October 27, 1998